EXHIBIT 10.1


                                    FORM OF
                                VOTING AGREEMENT

     VOTING AGREEMENT, dated as of May 10, 2002 (this "Agreement"), by and among each of those stockholders of EVTC, Inc., a Delaware corporation having an address at 14910 Welcome Lane, Houston, TX 77014 (the "Company"), identified on Exhibit A hereto (collectively the "Principal Stockholders").

     WHEREAS, the Company, Innovative Waste Technologies, LLC, a Nevada limited liability company ("IWT") and each of the members of IWT entered into a Securities Purchase Agreement, dated as of March 23, 2002 and amended May 10, 2002 (as amended, the "Purchase Agreement"), providing for, among other things, the acquisition by the Company of all of the membership interest held by Messrs. Harrell and Tipton, for and in exchange for 10 million shares of the common stock, par value $.01 per share, of the Company (the "Common Stock") and, subject to the subsequent approval by the stockholders of the Company of an amendment to the Company's certificate of incorporation to increase the number of authorized shares of Common Stock from 25,000,000 shares to 100,000,000 shares (the "Share Amendment"), derivative securities granted to purchase up to 15,000,000 shares of Common Stock;

     WHEREAS, the Principal Stockholders beneficially own of record or exercise sole voting power over that number of shares of the Common Stock (the "Shares"), as more particularly set forth on Exhibit A attached hereto; and

     WHEREAS, as a condition and inducement to the Company's execution of the Purchase Agreement, the Company has requested that the Principal Stockholders enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Purchase Agreement, and intending to be legally bound hereby, the Principal Stockholders agree as follows:

     1.   Voting of Shares; Proxy.

          (a) Agreement to Vote. The Principal Stockholders agree:

               (i)   to vote the Shares in favor of the Share Amendment;

               (ii) to vote the Shares in favor of the adoption of the Company's 2002 Stock Incentive Plan (the "2002 Plan"), a copy of which is attached hereto as Exhibit B;

               (iii) to express consent to corporate action in writing without a meeting on all the Shares for all matters regarding the Share Amendment and the 2002 Plan and the transactions contemplated thereby.

          (b) Proxy. Each of the Principal Stockholders hereby irrevocably grants to and appoints Guy L. Harrell, in his capacity as an officer of the Company, with full power of substitution (such individual and his substitutes each being referred to herein as the "Proxy"), as attorney and proxy to vote all Shares on all matters regarding the adoption and implementation of the Share Amendment and the Company's 2002 Stock Option (the "2002 Plan") Plan, including, without limitation, the filing of an Information Statement on Schedule 14C regarding the adoption of the Share Amendment and the 2002 Plan and any filing of a registration statement on Form S-8 registering the Common Stock to be issued under the 2002 Plan, with the Securities and Exchange Commission (the "SEC"), as to which the Principal Stockholders are entitled to vote at a meeting of all of the stockholders of the Company, or to which the Principal Stockholders are entitled to express consent to corporate action in writing without a meeting, in the Proxy's absolute, sole and binding discretion. The Principal Stockholders agree that the Proxy may, in the Principal Stockholders names and stead, (i) attend any annual or special meeting of the stockholders of the Company and vote all Shares on all matters regarding the Share Amendment and the 2002 Plan, and (ii) execute with respect to all Shares any written consent to corporate action respecting any matter regarding the Share Amendment and the 2002 Plan to which the stockholders of the Company are entitled to express such consent without a meeting. With respect to any matter regarding the Share Amendment and the 2002 Plan, the Principal Stockholders agree to refrain from (a) voting at any annual or special meeting of the stockholders of the Company, (b) executing any written consent in lieu of a meeting of the stockholders of the Company, (c) exercising any rights of dissent with respect to the Shares, and (d) granting any proxy or authorization to any person with respect to the voting of the Shares, except pursuant to this Agreement, or taking any action contrary to or in any manner inconsistent with the terms of this Agreement. The Principal Stockholders agree that this grant of proxy pursuant to this Section 1(b) is irrevocable and coupled with an interest and agrees that the persons designated as the Proxy pursuant hereto may at any time name any other person who is an officer of the Company as a substituted Proxy hereunder to act pursuant hereto, either as to a specific matter or as to all matters. The Principal Stockholders further agree to execute all additional writings, consents and authorizations as may be reasonably requested by the Proxy in writing to evidence the powers granted to the Proxy hereby or to enable the Proxy to exercise those powers. The Principal Stockholders hereby revoke any proxy previously granted by them with respect to the Shares.

          The Principal Stockholders affirm that the grant of proxy set forth in this Section 1(b) is given, in part, in connection with the execution of the Purchase Agreement, and that such proxy is given to secure the performance of the duties of the Principal Stockholders under this Agreement.

     2. Representations and Warranties of the Principal Stockholders. The Principal Stockholders hereby severally represent and warrant to the Company, as follows:

          (a) Ownership. Collectively, the Principal Stockholders beneficially own the Shares, free and clear of all liens, claims, charges and encumbrances of any kind whatsoever except as otherwise provided on Schedule 2(a) attached hereto.

          (b) Due Authorization. Each of the Principal Stockholders has the necessary capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. There are no restrictions on any voting rights or rights of disposition with respect to the Shares. This Agreement constitutes a valid and binding agreement of each of the Principal Stockholders, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship,


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

receivership, or similar laws relating to, or affecting generally the enforcement of creditor's rights and remedies or by other equitable principles of general application.

          (c) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by the Principal Stockholders of the transactions contemplated hereby will conflict with or constitute a violation of or default under any material contract, commitment, agreement, arrangement or restriction of any kind to which any of the Principal Stockholders is a party or is bound.

     3. Termination. This Agreement and Proxy shall terminate immediately upon the earlier of (the "Termination Date") (i) the Effective Date of the Share Amendment and the subsequent Effective Date of the Registration Statement on Form S-8 registering the Common Stock to be issued under the 2002 Plan or (ii) September 30, 2002.

     4. Transfer of the Shares. Prior to the Termination Date, the Principal Stockholders shall not: (i) transfer, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing ("Transfer"), with regard to any or all of the Shares or any interest therein; (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of the Shares; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares; (iv) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares; or (v) except in fulfillment of their fiduciary obligations as directors of the Company, take any other action that would in any way restrict, limit or interfere with the performance of the Principal Stockholders' obligations hereunder or the transactions contemplated hereby.

     5. Miscellaneous.
        --------------

          (a) Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by such party or on its behalf in connection with the transactions contemplated hereunder, including, without limitation, the fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision, any such waiver to be evidenced in writing. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

          (c) Entire Agreement; No Third-Party Beneficiary. This Agreement (i) constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter and (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          (d) Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law that would defer to the substantive laws of another jurisdiction).


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

          (e) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f) Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement, or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service); (b) if mailed by certified or registered mail return receipt requested, four (4) business days after the aforesaid mailing;
(c) if delivered by overnight courier (with all charges having been prepaid), on the second business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing); or (d) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 8), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the addresses or facsimile numbers, as applicable, set forth on Exhibit A attached hereto or otherwise first set forth hereto or to such other address as any party may specify by notice given to the other party in accordance with this Section 5(f). A copy of all notices and communications to the Company should also be sent to Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, NY 10174 (Attn: Martin Eric Weisberg, Esq.) Fax: (212) 704-6288.

          (g) Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and other legal representatives.

          (i) Further Assurances. The Principal Stockholders shall execute and deliver all other documents and instruments and take all other action that may be requested by the other as being necessary to provide the rights and benefits contemplated by this Agreement.

          (j) Specific Performance. The parties acknowledge that it would be impossible to fix money damages for violations of this Agreement and that such violations will cause irreparable injury for which adequate remedy at law is not available and, therefore, this Agreement must be enforced by specific performance or injunctive relief. The parties hereto agree that any party may, in its sole discretion, apply to any court of competent jurisdiction for


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

specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection or defense to the imposition of such relief. Nothing herein shall be construed to prohibit any party from bringing any action for damages in addition to an action for specific performance or an injunction for a breach of this Agreement.

                           [SIGNATURE PAGE TO FOLLOW]


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

          IN WITNESS WHEREOF, the Principal Stockholders have caused this Voting Agreement to be signed by themselves or their respective officers thereunto duly authorized, all as of the day and year first written above.


                                        GUY L. HARRELL


                                        ----------------------------------------
                                        Dated:


                                        GARY A. TIPTON



                                        ----------------------------------------
                                        Dated:


                                        BRASADA ENERGY, INC.


                                        By:
                                           -------------------------------------
                                        Dated:


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

                                    EXHIBIT A

                             PRINCIPAL STOCKHOLDERS
                             ----------------------


            Name of Stockholder                   Address of Stockholder
     ---------------------------------    --------------------------------------
     Guy L. Harrell                       c/o Innovative Waste Management, LLC
                                          14910 Welcome Lane
                                          Houston, TX  77014
     Gary A. Tipton                       c/o Innovative Waste Management, LLC
                                          14910 Welcome Lane
                                          Houston, TX  77014
     Brasada Energy, Inc.                 c/o Innovative Waste Management, LLC
                                          14910 Welcome Lane
                                          Houston, TX  77014


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

                                  SCHEDULE 2(A)

                                      LIENS
                                      -----


                                      None


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